Exhibit 5.1

6 November 2025	Suite 102, Cannon Place, North Sound Road, George Town, Grand Cayman KY1-9006 www.quality.ky Our Ref: INC24.050-2

Intercont (Cayman) Limited
Palm Grove Unit 4

265 Smith Road, George Town

P.O. Box 52A Edgewater Way, #1653

Grand Cayman KY1-9006

Cayman Islands

Dear Sir or Madam,

Intercont (Cayman) Limited (the Company)

We have acted as counsel as to Cayman Islands law to the Company in connection with the Company’s Registration Statement, as amended (File No. 333-282394) (as defined in Schedule 1), filed with the U.S. Securities and Exchange Commission (the Commission) pursuant to the United States Securities Act of 1933 (as amended) (the Securities Act), relating to up to 63,126,674 Ordinary Shares of par value of US$0.0001 (the Offering Shares) issued by the Company in relation to the resale by the selling securityholders identified in Registration Statement.

We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

We based our opinion on the Companies Act (as amended) of the Cayman Islands (the Companies Act) currently in force. For the purposes of this opinion, we have examined the documents listed in Schedule 1.

We have relied on the assumptions set out in Schedule 2, which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, we give the following opinions under the laws of the Cayman Islands:

1.	The Company is an exempted company duly incorporated with limited liability, validly existing, and in good standing under the laws of the Cayman Islands.

2.	Based on our review of the Listing MA (as defined in Schedule 1), the authorised share capital of the Company will be US$50,000 divided into 500,000,000 ordinary shares of US$0.0001 each.

3.	The issue and allotment of the Offering Shares pursuant to the Registration Statement have been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the register of members of the Company, the Offering Shares will be validly issued and allotted, fully paid and non-assessable.

4.	The statements under the captions “Taxation” and “Cayman Islands Taxation” in the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Risk Factors”, “Enforceability of Civil Liabilities”, “Description of Share Capital”, “Legal Matters”, and elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Quality Law Services Ltd.

Quality Law Services Ltd.

Schedule 1

Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 4 July 2023.

2.	A copy of the amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 26 September 2024 and effective immediately prior to the completion of the Company’s initial public offering of the Offering Shares (the Listing MA).

3.	A copy of the register of directors provided by the registered office provider of the Company to us on 28 September 2025.

4.	A copy of the certificate of good standing dated 23 September 2025 in respect of the Company issued by the Registrar.

5.	Copies of the following:

(a)	written resolutions of the board of directors of the Company dated 9 September 2025 approving the issuance of Offering Shares;

(b)	written resolutions of the board of directors of the Company dated 4 September 2025 approving the financing from Streeterville Capital, LLC, a Utah limited liability company;

(c)	written resolutions of the board of directors of the Company dated 4 September 2025 approving the financing from White Lion Capital LLC, a Nevada limited liability company;

(d)	written resolutions of the qualified officer of the Company dated 4 September 2025 approving the issuance and reservation of shares representing or in connection with the ordinary shares in the Company; and

(e)	written resolutions of the board of directors of the Company dated 26 September 2025 approving the Registration Statement,

(the above as Company Records).

6.	The Company’s registration statement on Form F-1 and the accompanying prospectus filed by the Company with the Commission, including all amendments and supplements thereto (the Registration Statement).

Schedule 2

Assumptions

1.	All originals documents examined in connection with this opinion are authentic. All signatures, initials and seals are genuine and are those of the persons authorised or granted power to sign and/or execute such documents. Copies of documents, conformed copies or drafts of documents provided to us are true, correct and compete copies of, or in the final forms of, the originals, and the final drafts or executed copies conform in every material respect to the latest drafts of the same produced to us.

2.	The Listing MA reviewed by us are the memorandum and articles of association currently in force at the date hereof.

3.	The Company Records are complete and accurate in all respects and all matters required by law and the Listing MA to be recorded therein are so recorded.

4.	Neither the directors nor the shareholders of the Company have taken any steps to have the Company de-registered, struck off or placed in liquidations. No steps have been taken to wind up the Company and no receiver has been appointed over the Company’s property or assets. No event of a type which is specified in the memorandum and articles of association of the Company as giving rise to the winding up of the Company (if any) has in fact occurred.

5.	There are no other resolutions, agreements, documents or arrangements otherwise than what we have examined as listed in Schedule 1 that would affect, amend or vary the transactions envisaged by the Registration Statement or affect our opinion in any way.

6.	Upon the issuance of the Offering Shares, the Company will receive consideration for the full issue price no less than the par value thereof.

Schedule 3

Qualifications

1.	To maintain the Company in good standing with the Registrar under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the timeframe prescribed by the Companies Act.

2.	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorizes to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

3.	In this opinion the phrase “non-assessable “means, with respect to the issuance of shares that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contribution to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance, in which a court may be prepared to pierce or lift the corporate veil.

4.	A restrictions notice may be issued by the corporate services provider of the Company in the event of the Company’s failure to disclose beneficial ownership information as required by the Companies Act. Upon issuance of such notice, in respect of the interests affected and amongst others, any transfer or agreement to transfer such interest may be void and the rights attached thereto may not be exercisable.

5.	We express no opinion as to the meaning, validity or effect of any references to foreign statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Registration Statement.

6.	We have not made any enquiry and express no opinion as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (as amended) of the Cayman Islands.

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